Exhibit 8.1

Opera Limited

Gjerdrums vei 19, 0484 Oslo,

Norway

20 September 2019

Dear Sirs

Opera Limited

We have acted as Cayman Islands legal advisers to Opera Limited (the "Company") in connection with Registration Statement (as defined below), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain ordinary shares of par value US$0.0001 each (the "Shares").

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 19 March 2018.

1.2

The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 13 July 2018 and effective immediately prior to the completion of the Company’s initial public offering of the Shares (the "Memorandum and Articles").

1.3	The minutes of a meeting (the "Meeting") of the directors of the Company held on 16 September 2019 (the "Minutes").

1.4	A certificate from a director of the Company, a copy of which is attached hereto (the "Director's Certificate").

1.5	A certificate of good standing dated 9 September 2019, issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

1.6

The registration statement on Form F-3 (Registration No. 333-233691), as amended, (the "F-3") with the related prospectus (the "Base Prospectus") together with documents incorporated by reference therein filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") and declared effective by the SEC on 16 September 2019 (the "Registration Statement").

1.7	The preliminary prospectus supplement forming part of the F-3 filed with the SEC on 16 September 2019, as amended (the "Preliminary Prospectus Supplement").

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3

The Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company.

2.4	The Company will have sufficient authorized capital to effect the issue of the Shares at the time of issuance.

2.5

There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2

The statements under the caption "Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

In this opinion the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Encl

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